UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2005

VIVID LEARNING SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-116255	42-1623500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

723 The Parkway Richland, Washington 99352
(Address of principal executive offices) (Zip code)

(509) 943-5319
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

The following press release was released for publication on October 5, 2005.

VIVID LEARNING SYSTEMS ANNOUNCES THE APPOINTMENTS OF NEW CEO AND COO

Richland, Washington, Wednesday, October 5, 2005: Vivid Learning Systems, Inc. (Vivid), a web-based compliance training company, announced today the appointment of Christopher L. Britton as Chief Executive Officer and Matthew J. Hammer as Chief Operating Officer. Vivid, a Richland-based company, is a majority owned subsidiary of Nuvotec and is publicly traded under the symbol “VVDL.OB”.

Chris Britton brings over 30 years of executive experience to Vivid including serving as a Chief Executive, Operating and/or Financial Officer several entrepreneurial emerging technology companies, including a development stage software company, and as a partner in the international public accounting and management consulting firm of Deloitte & Touche. Mr. Britton is a Certified Public Accountant with a BA and Masters degree in Business Administration from the University of Washington.

Regarding his new position at Vivid, Mr. Britton said, “I am looking forward to this opportunity to work with Vivid’s management team to build a very exciting future for the Company. The e-learning industry is still in its infancy and I believe that Vivid is well positioned to take a leadership role in shaping the future of e-learning, particularly with respect to safety and compliance training.”

Matt Hammer most recently served as co-founder and President of ImageWorks, a premier integrated design firm that offers a complete array of media development services. ImageWorks, founded in 1994, became a wholly owned subsidiary of Vivid in May 2004. Mr. Hammer’s primary responsibilities included strategy, marketing, and business development. Mr. Hammer has a BA in Marketing and Business Administration from Washington State University and 17 years of marketing experience in the high tech industry.

“I’m excited to be part of the leadership team that will mold the culture of a publicly traded company. Vivid is in a great position, from a timing standpoint, to capitalize on current market opportunities”, noted Mr. Hammer on his new role at Vivid.

Vivid began in 1995 as an eight person computer-based employee training company providing services exclusively to the government sector. Since then Vivid has developed more than 500 compliance-based e-learning programs addressing occupational safety, mining safety, food safety, healthcare, employment law, and quality assurance. Vivid has delivered more than six million computer and web-based lessons to 700 government and commercial clients nationwide.

For general information about Vivid, contact Lori Ramonas, Nuvotec Vice President of Strategic Communications, at 509-943-5319.

For investor-related information, contact Sandra Muller, Vivid General Counsel, at 509-943-5319.

Safe Harbor Statement - Nuvotec notes that certain information presented herein may contain “forward-looking” statements as defined by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVID LEARNING SYSTEMS, INC.
Date: October 5, 2005	By:	/s/ Robert L. Ferguson
	Name:	Robert L. Ferguson
	Title:	Chairman of the Board